Exhibit 15

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333—169101, No. 333—147099, No. 333—174494 and No. 333—174500) and Form S-8 (No. 333—138449) of Danaos Corporation of our report dated March 6, 2017 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.  We also consent to the reference to us under the heading “Selected Financial Data” in this Form 20-F.

/s/ PricewaterhouseCoopers S.A.

Athens, Greece
March 6, 2017